Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.     The name of the entity for which correction is being made:

Orient Paper, Inc.

2.     Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation (Document No. 20100661799-71 )

3.     Filing date of the original document for which correction is being made:     9/1/2010

4.     Description of the inaccuracy or defect:

Section 2 of the Certificate of Amendment inaccurately stated that Article V of the Articles of Incorporation (the article re the corporation's "Purpose") was being stricken in its entirety and amended to read as set forth in Exhibit A to the Certificate of Amendment; however, the proper reference should have been to a new Article X; and
Section 3 of the Certificate of Amendment, when referring to the vote by which the stockholders of the corporation approved the amendment to the Articles of Incorporation, inaccurately set forth the date "August 21, 2010" when it should have set forth the proportion of the voting power that approved the amendment.

5.     Correction of the inaccuracy or defect:

Section 2 of the Certificate of Amendment is corrected to read in its entirety as follows: "The Articles of Incorporation of Orient Paper, Inc. are hereby amended by adding the following new Article X attached hereto as Exhibit A."; and
Section 3 of the Certificate of Amendment is corrected to read in its entirety as follows: "The vote by which the stockholders holding shares in the corporation entitled them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation to have voted in favor of the amendment is: a majority of the voting power."

6.     Signature:

/s/ Zhenyong Liu	Chief Executive Officer	08/23/2014
Authorized Signature	Titile*	Date

* If entity is a corporation. it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner: a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 3-26-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.     The name of the entity for which correction is being made:

Orient Paper, Inc.

2.     Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation (Document No. 20070838211-62)

3.     Filing date of the original document for which correction is being made:     12/10/2007

4.     Description of the inaccuracy or defect:

Section 2 of the Certificate of Amendment inaccurately stated that Article IV of the Articles of Incorporation (the article naming the corporation's directors) was being stricken in its entirety and replaced with certain text set forth in such Section 2 of the Certificate of Amendment concerning the number of authorized shares of capital stock; however, the proper reference to the Article being amended should have been to Article III.

5.     Correction of the inaccuracy or defect:

In the Certificate of Amendment, all references to "Article IV" are corrected to be references to "Article III".

6.     Signature:

/s/ Zhenyong Liu	Chief Executive Officer	08/23/2014
Authorized Signature	Titile*	Date

* If entity is a corporation. it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 3-26-09